Exhibit 10.1

VOTING AGREEMENT

BLAST ENERGY SERVICES, INC.

This Voting Agreement (this "Agreement"), dated as of January __, 2012 is by and among Blast Energy Services, Inc., a Texas corporation (the "Company"), the undersigned, a stockholder ("Stockholder") of the Company, and Pacific Energy Development Corp., a Nevada corporation ("PEDCO").

WHEREAS, concurrently with or following the execution of this Agreement, the Company, PEDCO and Blast Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), have entered, or will enter, into a Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub and PEDCO pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, PEDCO has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce PEDCO to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of (i) common stock, par value $0.001 per share, of the Company ("Company Common Stock"), (ii) Series A Convertible Preferred Stock par value $0.001 per share, of the Company (“Series A Preferred Stock”), and (iii) Series B Preferred Stock, par value $0.001 per share, of the Company (“Series B Preferred Stock”), beneficially owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the "Original Shares" and, together with any additional shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock pursuant to Section 6 hereof, the "Shares").

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Merger Agreement, and (b) the following terms have the meanings indicated in this Section 1:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local.

“Law” means any law, statute, rule, regulation, order, court decision, judgment or decree of any foreign, Federal, state, territorial, provincial or municipal authority.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

2.	Representations of Stockholder.

Stockholder represents and warrants to PEDCO that:

(a)
(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)
Stockholder does not beneficially own any shares of Company Common Stock, Series A Preferred Stock or Series B Preferred Stock, other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock, Series A Preferred Stock or Series B Preferred Stock or any security exercisable for or convertible into shares of Company Common Stock, Series A Preferred Stock or Series B Preferred Stock, set forth on the signature page of this Agreement (collectively, "Options").

(c)
Stockholder has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder's obligations hereunder (including the proxy described in Section Error! Reference source not found. below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)
None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder's property or assets.

(e)
No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder's spouse is necessary under any "community property" or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.	Agreement to Vote Shares.

(a)
Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Merger Agreement and all of the transactions contemplated thereby or in connection therewith, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (2) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions contemplated by the Merger Agreement or the fulfilment of PEDCO's, the Company's or Merger Sub's conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Articles of Incorporation or By-laws).

4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with PEDCO.

5.	Additional Shares.

Stockholder agrees that all shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

6.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber ("Transfer") any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein, without the prior written consent of the Company, and only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to PEDCO, to be bound by all of the terms of this Agreement. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to PEDCO, to be bound by all of the terms of this Agreement

7.	Waiver of Appraisal and Dissenters' Rights.

Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the transactions contemplated by the Merger Agreement that Stockholder may have by virtue of ownership of the Shares.

8.	Termination.

This Agreement shall terminate upon the earliest to occur of: (i) the Effective Merger Date, or (ii) the date on which the Merger Agreement is terminated in accordance with its terms, or (iii) June 1, 2012.

9.	No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

10.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

11.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to Company:

Blast Energy Services, Inc.
14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
Attn: John MacDonald, Chief Financial Officer

If to PEDCO:

Pacific Energy Development Corp.
4125 Blackhawk Plaza Circle, Suite 201A
Danville, CA 94506
Attention:  Chief Executive Officer and General Counsel

With Copy to:

TroyGould Professional Corporation
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Email: LPS@TroyGould.com
Facsimile:  (310) 201-4746

Attention: Lawrence Schnapp, Esq.

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

13.	Miscellaneous.

(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of California.

(b)
Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Los Angeles County Superior Court of the State of California, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Central District of California. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 13(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 13(c)

(d)
If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)
The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, PEDCO and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)
Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 13(i) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Pacific Energy Development Corp.
Blast Energy Services, Inc. By_____________________ Name: Title:	By_____________________ Name: Title:
Stockholder

By_____________________

Name:

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:_______________

Number of Shares of Series A Preferred Stock Beneficially Owned as of the Date of this Agreement:________________

Number of Shares of Series B Preferred Stock Beneficially Owned as of the Date of this Agreement:________________

Number of Options Beneficially Owned as of the Date of this Agreement:________________

Street Address:
City/State/Zip Code:
Fax:
Email: